2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

April 14, 2011

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Sound Financial, Inc., I cordially invite you to attend our 2011 Annual Meeting of Shareholders.  The meeting will be held at 2:30 p.m., Pacific time, on Wednesday, May 25, 2011, at our main office located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.

For the first time, this year, we are providing the proxy materials for the Annual Meeting and our Annual Report to Shareholders for the year ended December 31, 2010 to our shareholders over the Internet as a cost-saving measure and to conserve the environment.  You may read, print and download the proxy materials and the Annual Report at http://www.cfpproxy.com/6406.  On April 14, 2011, we mailed to all our shareholders a Notice of Annual Meeting of Shareholders to be Held May 25, 2011 and of Internet Availability of Proxy Materials containing instructions on how to access these materials, including requesting a paper copy by mail, telephone or email.

The Proxy Statement for the Annual Meeting describes the business to be conducted at the Annual Meeting.  An important part of the Annual Meeting is the shareholder vote on corporate business items.  I urge you to exercise your rights as a shareholder to vote and participate in this process.  Shareholders are being asked to consider and vote upon:  (1) the election of two directors of the Company and (2) the ratification of the appointment of Moss Adams, LLP, as the Company’s independent registered public accounting firm.  At the Annual Meeting, I will give management’s report to you on the Company’s 2010 financial and operating performance.

We encourage you to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please read the Proxy Statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible.  This will ensure that your shares are represented at the meeting.  Instructions for these various methods of voting are contained in the Notice of Annual Meeting of Shareholders to be Held May 25, 2011 and of Internet Availability of Proxy Materials, in the Proxy Statement for the Annual Meeting..

Your Board of Directors and management are committed to the continued success of Sound Financial, Inc. and the enhancement of the value of your investment.  As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Sincerely,

/s/ Laura Lee Stewart

Laura Lee Stewart
President and Chief Executive Officer

SOUND FINANCIAL, INC.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2011

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sound Financial, Inc. will be held as follows:

TIME	Wednesday, May 25, 2011, at 2:30 p.m., Pacific Time
PLACE	Sound Community Bank
2005 5th Avenue, Suite 200
Seattle, Washington, 98121
BUSINESS	(1) The election of two directors of Sound Financial, Inc.
(2) The ratification of the appointment of Moss Adams, LLP as Sound Financial, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
(3) Such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.
RECORD DATE
Holders of record of Sound Financial, Inc. common stock at the close of business on March 31, 2011, are entitled to receive this Notice and to vote at the annual meeting, or any adjournment or postponement thereof.

PROXY VOTING
It is important that your shares be represented and voted at the annual meeting.  Shareholders have a choice of voting by Internet or telephone, by mailing a completed proxy card or by submitting a ballot in person at the annual meeting.  Our Board of Directors is soliciting your votes by this notice and the other proxy materials.  To ensure that your shares are represented at the meeting, please take the time to vote by Internet or telephone or by mailing a completed proxy card as soon as possible.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Laura Lee Stewart

Laura Lee Stewart
President and Chief Executive Officer
Seattle, Washington
April 14, 2011

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 25, 2011.

Sound Financial Inc.’s Proxy Statement, Annual Report to Shareholders
and electronic proxy card are available on the Internet at http://www.cfpproxy.com/6406.

You are encouraged to review all of the information contained in the Proxy Statement before voting.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

_____________________

PROXY STATEMENT
_____________________

INTRODUCTION

The Board of Directors of Sound Financial, Inc. is using this Proxy Statement to solicit proxies from the holders of common stock of Sound Financial, Inc. for use at our upcoming annual meeting of shareholders.  The annual meeting of shareholders will be held at 2:30 p.m., Pacific time on Tuesday, May 25, 2011, at our main office, located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.  At the annual meeting, shareholders will be asked to vote on two proposals:  (1) the election of two directors of the Company for a term of three years each and (2) the ratification of the appointment of Moss Adams, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  These proposals are described in more detail below.  Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

Sound Financial, Inc. is referred to in this Proxy Statement from time to time as “Sound Financial” or the “Company.”  Certain of the information in this Proxy Statement relates to Sound Community Bank, a wholly owned subsidiary of the Company, which is referred to in this Proxy Statement from time to time as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions.  The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010, which includes the Company’s audited financial statements, is being provided with this Proxy Statement.  Although the Annual Report is being provided to shareholders with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this Proxy Statement by reference.

For the first time this year, we are providing the proxy materials for the annual meeting and our Annual Report to Shareholders for the year ended December 31, 2010 over the Internet at http://www.cfpproxy.com/6406 as a cost-saving measure and to conserve the environment.  On April 14, 2011, we mailed to all our shareholders a Notice of Annual Meeting of Shareholders to be Held May 25, 2011 and of Internet Availability of Proxy Materials (“Notice of Meeting and Availability”) containing instructions on how to access these materials, including requesting a paper copy by mail, telephone or email.

Your vote is important.  You may vote your shares by Internet or telephone.  You also may vote by sending a completed proxy card by regular mail or by submitting a ballot in person at the Annual Meeting.  We encourage you to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please read the Proxy Statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible.  This will ensure that your shares are represented at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the two proposals:
Proposal 1.	Election of two directors of Sound Financial for a term of three years each.

Proposal 2.	Ratification of the appointment of Moss Adams, LLP as Sound Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The shareholders also will transact any other business that may properly come before the annual meeting, although, as of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented.  Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the annual meeting.  If any other proposal properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who is entitled to vote?

The record date for the meeting is March 31, 2011.  Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.  The only class of stock entitled to be voted at the meeting is the Company’s common stock.  Each outstanding share of common stock is entitled to one vote on each matter before the annual meeting.  At the close of business on the record date, there were 3,000,095 shares of common stock outstanding and entitled to vote at the annual meeting.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted.  The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.  Our holding company, Sound Community MHC, which is referred to in this Proxy Statement as the “MHC,” owns 54.0% of our outstanding shares.  The MHC’s presence alone at the annual meeting will constitute a quorum.  If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held after June 25, 2011.

How can I obtain a paper copy of this Proxy Statement, the proxy card and the Annual Report to Shareholders?

You may request that a paper copy of these proxy materials be mailed to you free of charge at any time by:

·	calling 800-951-2405 (please provide your Shareholder Control Number, which was printed at the bottom of the April 14, 2011 Notice of Meeting and Availability);

·	sending an email to fulfillment@rtco.com and inserting your Shareholder Control Number in the subject line; or

·	making your request online at http://www.cfpproxy.com/6406 and inserting your Shareholder Control Number when prompted.

How do I vote?

1.
You may vote by Internet.  To vote by Internet, have your Shareholder Control Number from the Notice of Meeting and Availability dated April 14, 2011, in hand; go to http://www.cfpproxy.com/6406; and follow the instructions for voting on-line.  The deadline for voting on the Internet is 3:00 a.m. Eastern Time on May 25, 2011.

2.
You may vote by phone.  To vote by phone, have your Shareholder Control Number from the Notice of Meeting and Availability dated April 14, 2011, in hand; call the toll-free phone number 800-951-2405; and follow the instructions for voting.  The deadline for voting by phone is 3:00 a.m. Eastern Time on May 25, 2011.

3.
You may vote by mail.  To vote by mail, request a paper copy of the proxy card and related materials, as noted in the response to the previous question.  Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner.  The mailed card must be received by the Company before the start of the annual meeting to be voted.

4.
You may vote in person at the annual meeting.  If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the annual meeting.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

·	properly submitting a later-dated proxy by Internet, phone or mail timely before the annual meeting;
·	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the annual meeting; or
·	voting in person at the annual meeting.

Your proxy will not be automatically revoked solely by your attendance at the annual meeting; you must actually vote at the meeting to revoke a prior proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit a proxy by Internet, phone or mail but do not indicate any voting instructions, your shares will be voted:

·	FOR the election of the two director nominees to the Company’s Board of Directors; and

·	FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

How will abstentions be treated?

If you abstain from voting, your shares still will be included for purposes of determining whether a quorum is present.  Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.  If you abstain from voting on Proposal 2, your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on the proposal.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions.  If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non-discretionary” items.  In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors is a non-discretionary item, and the ratification of the independent registered public accounting firm is a discretionary item under applicable rules.  You broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast.  Consequently, broker non-votes will have no effect on Proposal 2, because it is a “discretionary items” that will not include broker non-votes.  Proposal 1 is a “non-discretionary” item that includes broker non-votes; however, because the directors are elected by a plurality of the votes cast, the broker non-votes will have no impact on the election results.

What if my shares are held in Sound Financial’s employee stock ownership plan?

We maintain an employee stock ownership plan (“ESOP”) that owns 115,560 shares, or 3.9% of the outstanding shares of the Company’s common stock.  Employees of the Company and the Bank participate in the ESOP.  As of the voting record date, 23,112 shares have been allocated to ESOP participants.  Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the ESOP.  If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions.  If no instructions are given by a participant, the allocated shares will be voted by the trustee as directed by the plan administrator, which direction would be to vote the shares “FOR” each of the proposals set forth in this Proxy Statement.  The trustee will vote the shares of the Company’s common stock held in the employee stock ownership plan but not allocated to any participant’s account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the ESOP with respect to each proposal.

How many votes are required to approve Proposal 1: Election of Directors?

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by the holders of the Company’s common stock.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes have no effect on the election of directors.  The MHC, which owns 54.9% of the Company’s outstanding common stock, intends to vote its shares in favor of each of the director nominees, ensuring the election of the Board’s nominees.

How many votes are required to approve Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm?

Ratification of the appointment of Moss Adams, LLP, as our independent registered public accountant for the fiscal year ending December 31, 2011, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of the Company’s common stock.  Abstentions from voting on the proposal and broker non-votes will have no effect on this proposal.  The MHC, which owns 54.0% of the Company’s outstanding common stock, intends to vote its shares in favor of this proposal, ensuring the ratification of Moss Adams, LLP as our independent registered public accountant for the fiscal year ending December 31, 2010.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

·	FOR the election of the two director nominees to the Company’s Board of Directors; and

·	FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

STOCK OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC, and Sound Financial is required to disclose in this Proxy Statement any late filings or failures to file.  To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations relative to the filing of certain forms, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met for transactions in our common stock during 2010.

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table shows, as of March 31, 2011, the voting record date, the beneficial ownership of the Company’s common stock by: (1) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (2) each director and director nominee of the Company; (3) each executive officer of the Company named in the 2010 Summary Compensation Table appearing below; and (4) all of the directors and executive officers of Sound Financial as a group.  The address of each of the beneficial owners, except where otherwise indicated, is the Company’s address.

Beneficial ownership is determined in accordance with the rules of the SEC.  As of March 31, 2011, there were 3,000,095 shares of Company common stock issued and outstanding.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days of March 31, 2011, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Significant Shareholders
Sound Community MHC(2)	1,621,435	54.0%
Directors and Executive Officers
Tyler K. Myers, Director and Chairman of the Board	29,612(3)	1.0%
David S. Haddad, Jr., Director and Vice Chairman of the Board	19,237(4)	0.6%
Laura Lee Stewart, President, Chief Executive Officer and Director	44,048(5)	1.5%
Robert F. Carney, Director	9,962(6)	0.3%
Debra Jones, Director	11,962(7)	0.4%
Milton L. McMullen, Director	13,467(8)	0.5%
Rogelio Riojas, Director	23,962(9)	0.8%
James E. Sweeney, Director	14,062(10)	0.5%
Matthew P. Deines, Executive Vice President and Chief Financial Officer	30,658(11)	1.0%
Matthew F. Moran, Senior Vice President and Lending Manager	20,608(12)	0.7%
Directors and executive officers of Sound Financial as a group (13 persons)	246,323(13)	8.1%
____________________
1.	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.
2.

The MHC is a federally chartered mutual holding company, the principal business of which is to hold at least a majority of the outstanding shares of Sound Financial.  It filed a Schedule 13D beneficial ownership report with the SEC on January 8, 2008.  The executive officers and directors of MHC also are shareholders and executive officers and/or directors of Sound Financial.

3.

Includes 2,294 shares held in Mr. Myers’ IRA, 18,356 shares in his 401(k) account and 5,000 in a partnership, in which he is a partner.  In addition, includes options to acquire 1,486 shares and 2,476 restricted shares, over which Mr. Myers has voting power, with investment power over only 990 shares.

4.

Includes 15,275 shares are held in Mr. Haddad’s IRA.  In addition, includes options to acquire 1,486 shares and 2,476 restricted shares, over which Mr. Haddad has voting power, with investment power over only 990 shares.

. 5.

Includes 14,934 shares in Ms. Stewart’s 401(k) account, 964 shares allocated to Ms. Stewart in the ESOP and 10,000 shares owned by Ms. Stewart’s business partner, as to which she disclaims beneficial ownership.  In addition, includes options to acquire 8,600 shares and 9,550 restricted shares, over which Ms. Stewart has voting power, with investment power over only 3,820.

6.

Includes 5,000 shares held in Mr. Carney’s IRA.  In addition, includes options to acquire 1,486 shares and 2,476 restricted shares, over which Mr. Carney has voting power, with investment power over only 990 shares.

7.	Includes options to acquire 1,486 shares and 2,476 restricted shares, over which Ms. Jones has voting power, with investment power over only 990 shares.
8.

Includes 9,505 shares held in a family trust.  In addition, includes options to acquire 1,486 shares and 2,476 restricted shares, over which Mr. McMullen has voting power, with investment power over only 990 shares.

9.	Includes options to acquire 1,486 shares and 2,476 restricted shares, over which Mr. Riojas has voting power with investment power over only 990 shares.
10.

Includes 10,000 shares held in Mr. Sweeney’s IRA and 100 shares held by Mr. Sweeney’s children who live with him, as to which he disclaims beneficial ownership.  In addition, includes options to acquire 1,486 shares and 2,476 restricted shares, over which Mr. Sweeney has voting power, with investment power over only 990 shares.

11.
Includes 5,000 shares pledged as security for debt, 10,885 held in Mr. Deines’ 401(k) account, 833 shares allocated to Mr. Deines in the ESOP and 200 shares in UTMA accounts for Mr. Deines’ sons, of which he is trustee.  In addition, includes options to acquire 6,640 shares and 7,100 restricted shares, over which Mr. Deines has voting power, with investment power over only 2,840 shares.

12.	Includes 308 shares allocated to Mr. Moran in the ESOP and 5,100 restricted shares over which Mr. Moran has voting power, with investment power over only 2,040 shares.
13.	Includes 5,000 shares pledged as security for debt, options to acquire 39,362 shares and 52,032 restricted shares over which the owners have voting power with investment power over only 20,812 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees and Directors

Our Board of Directors consists of eight members.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

The Company has nominated David S. Haddad, Jr. and Milton L. McMullen for election as directors, each for a three-year term expiring at the annual meeting of shareholders in 2014.  These two individuals currently serve as directors of the Company and the Bank.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the size of the Board to eliminate the vacancy or select a substitute nominee, based on the recommendation of its Nominating Committee.  If a substitute nominee is selected, the Board of Directors, as your proxy holders, will vote your shares for the substitute nominee, unless you have withheld that authority for current nominees who does not stand for election.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the two nominees as directors.

The Board of Directors recommends you vote “FOR” each of the director nominees.

The following individuals are the directors and director nominees of Sound Financial for the terms set forth below opposite their names.

Name	Age(1)	Positions With Sound Financial	Director Since(2)	Term Expires

Nominees
David S. Haddad, Jr.	62	Vice Chairman of the Board and Director	1990	2014(3)
Milton L. McMullen	76	Director	2002	2014(3)

Other Directors
Laura Lee Stewart	61	President, Chief Executive Officer and Director	1990	2012
Debra Jones	53	Director	2005	2012
Rogelio Riojas	59	Director	2005	2012
Tyler K. Myers	47	Chairman of the Board and Director	1993	2013
Robert F. Carney	63	Director	1984	2013
James E. Sweeney	61	Director and Secretary	1986	2013
____________________
1.	At December 31, 2010.
2.
Includes years of service on the Board of the Bank, including when it was a credit union.  All directors became members of the Company’s Board of Directors in January 2008, when the Company was organized.

3.	If elected at the annual meeting.

Business Experience and Qualifications of Directors

The Board believes that the many years of service that our directors have at the Company, the Bank or at other financial institutions is one of the directors’ most important qualifications for service on our Board.  This service has given them extensive knowledge of the banking business and our Company.  Furthermore, their service on Board committees here or at other institutions, especially in areas of audit, compliance and compensation is critical to their ability to oversee the management of the Bank by our executive officers.  Service on the Board by our President and Chief Executive Officer is critical to aiding the outside directors understand the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience of each director of Sound Financial for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.

Robert F. Carney.  Mr. Carney is Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada.  Prior to March 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington.  Mr. Carney has over 20 years experience in management positions in the food industry, including 12 years of budgeting and profit generating responsibilities.  He has an MBA from the University of Southern California and an undergraduate degree in economics and business.  Mr. Carney has attended several seminars on the credit union and banking business over several years and 26 years of experience on our Board, beginning when the bank was a $25 million credit union.  Mr. Carney was chosen to serve on our Audit Committee and on the board of our charitable foundation because of his knowledge of business operations and budgeting.

David S. Haddad, Jr.  Mr. Haddad is Vice Chairman of the Board of Directors of the Bank.  He currently works part time as a Customer Service Supervisor with Alaska Airlines.  Prior to joining Alaska Airlines in 2004, Mr. Haddad was retired.  Prior to his retirement in 2002, he was an Operations Manager at Cutter and Buck, a golf apparel company; a former Senior Manager of Operations at Progressive International, a housewares wholesaler; and a warehouse manager for Associated Grocers.  Mr. Haddad has many years of experience at the senior management level of various companies, including responsibility for budgeting, personnel management, contract negotiations and control of capital expenditures.  His marketing degree and business experience assist the Bank in meeting its future expansion and growth and establishing marketing strategies.

Debra Jones.  Ms. Jones is the Vice President of Administrative Services at Bellingham Technical College, where she is responsible for cash management, financial affairs, physical plant administration and strategic planning.  Prior to joining the college in August 2005, she served from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores.  She is a certified public accountant and has served in chief financial officer positions for over 20 years, with responsibility for financial management, risk management and business administration.  Ms. Jones has served on several boards and has attended seminars for members of bank audit committees and on bank risk management.  Her accounting knowledge and experience is important to her service on our Audit Committee.

Milton L. McMullen.  Mr. McMullen has been retired since 1998.  From 1998 to 1984, he served as Regional Sales manager for FISERV Inc., a data processing provider to financial institutions.  Mr. McMullen has over 25 years experience with various mutual savings banks as a branch manager, loan officer, comptroller, chief financial officer and managing officer.  He prepared regulatory filings and conducted risk management and market assessments for other financial institutions.  Mr. McMullen was Executive Vice President and managing officer of Mt. Baker Mutual Savings Bank when he left in 1984.  He has attended many accounting, financial and management courses and seminars for management of financial institutions.  When the Bank was a credit union, Mr. McMullen served as chairman of its supervisory committee, which was responsible for overseeing compliance.  His accounting knowledge and experience was important to his service on our Audit Committee and continues to be useful to his service on the Compensation Committee.

Rogelio Riojas.  Mr. Riojas has served for over 30 years as the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in western Washington.  Mr. Riojas has extensive management and administrative skills and experience in the heavily regulated health industry, especially in our local community.  He also has experience in compensation, personnel management and human resource matters, which was important to his service on our Compensation Committee and continues to be useful to his service on the Audit Committee.  His extensive knowledge of a regulated industry supports the Board’s oversight responsibilities.

Laura Lee Stewart.  Ms. Stewart is currently President and Chief Executive Officer of the Bank.  Prior to joining the Bank as its President in 1989, when it was still a credit union, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank.  Ms. Stewart is a member of the FDIC Community Bank Advisory Board of the American Bankers Community Council.  Ms. Stewart’s many years of service in all areas of the financial institution operations and her duties as President and Chief Executive Officer of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and is well suited to educating the Board on these matters.

James E. Sweeney.  Since June 2007, Mr. Sweeney has served as President of Super Supplements, Inc., a $60 million retail chain specializing in vitamins, health supplements and nutrition based in Seattle with twenty-one stores in Washington and Idaho.  He is responsible for daily risk management, customer relations, financial management and personnel management.  Formerly, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area, for over ten years.  Mr. Sweeney held similar positions at other companies for over 20 years before joining Corporate Strategies and Development, LLC.  He brings these general business, financial and risk management skills to the Bank and has experiencing guiding business entities with difficult business and economic cycles.  His participation in our local business community for over 35 years brings knowledge of the local economy and business opportunities for the Bank.

Tyler K. Myers.  Mr. Myers is the Chairman of the Board of Directors of the Bank and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries.  Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations.  Mr. Myers has been with The Myers Group since 1978.  Mr. Myers has broad accounting knowledge from this business experience.  He brings these general business, financial and risk management skills to the Bank.  His participation in our local business community for over 25 years brings knowledge of the local economy and business opportunities for the Bank.

Director Compensation

Directors of the Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of the Bank, who receives no separate compensation for her service as a director) receive compensation for their service on the board of directors of the Bank.  They receive no separate compensation for their service on the Board of Directors of Sound Financial.  The types and levels of non-employee director compensation are reviewed annually by the Compensation Committee, which makes recommendations for approval by the Board of Directors.  For the year ended December 31, 2010, our directors received fees of $12,000, paid on a monthly basis, plus $1,030 for each monthly board meeting attended, for a maximum of $24,360. This meeting fee has been increased to $1,091 in 2011.  The directors are not paid additional fees for service on various board committees or special meetings.

In November 2008, our shareholders approved the Sound Financial, Inc. 2008 Equity Incentive Plan that provides for the grant or award of stock options, stock appreciations rights, restricted stock and restricted stock units to the directors, advisory directors, officers and other employees of the Company and the Bank.  On January 27, 2009, the Compensation Committee awarded 2,476 restricted shares and options for 3,714 shares to each non-employee director.  One half of the stock options granted were at an exercise price of $7.35 per share, which was the fair market value of the Company’s stock on the date of grant, and the remaining options were granted at an exercise price of $8.50 per share.  Both the restricted stock awards and stock options vest in 20% annual installments over the five years following the grant date.  The vesting accelerates in the event of the director’s death or disability or a change in control of the Company or the Bank.  In the event of a termination of service, all non-vested awards would be canceled and the exercise period on the remaining awards would be reduced to three months.  The aggregate grant date fair value of the options and restricted stock awarded to directors in 2009 as reported in our proxy statement for the 2010 annual meeting.

The following table provides compensation information for each non-employee member of the Board of Directors during the year ended December 31, 2010.

Name(1)	Fees Earned or Paid in Cash	All Other Compensation(2)	Total

Tyler K. Myers	$24,360	$60	$24,420
David S. Haddad, Jr.	24,360	60	24,420
Robert F. Carney	24,360	60	24,420
Debra Jones	24,360	60	24,420
Milton L. McMullen	24,360	60	24,420
Rogelio Riojas	24,360	60	24,420
James E. Sweeney	24,360	60	24,420
___________________________
1.	As of December 31, 2010, each named director owned 2,476 restricted shares and 3,714 stock options, 20% of which had vested at that date.
2.	No director received personal benefits or perquisites exceeding $10,000 in the aggregate. Amounts reported reflect dividends on unvested shares of restricted stock during 2010.

Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars up to $3,500 per year, per director.  Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally.  The Bank also pays the premiums on directors’ and officers’ liability insurance.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence and Ethics Codes

Meetings of the Company’s Board of Directors are generally held on a monthly basis.  The Company’s Board of Directors held 12 regular meetings and no special meetings during the fiscal year ended December 31, 2010.  All directors of the Company attended more than 75 percent in the aggregate of the total number of Board meetings.  The Company’s policy is for all directors to attend its annual meeting of shareholders.  All of our directors attended last year’s annual meeting of shareholders.

The Board applies the independence standard in the Nasdaq listing standards to its directors.  The Board has determined that seven of our eight directors, Directors Myers, Haddad, Carney, Jones, McMullen, Riojas and Sweeney, are “independent directors” as that term is defined in the those Nasdaq standards.  The Board has made a subjective determination none of the independent directors are in a relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Shareholders may communicate directly with the Board of Directors by sending written communications to Tyler K. Myers, Chairman of the Board of the Company, 2005 5th Avenue, Suite 200, Seattle, Washington, 98121.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees.  The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure, compliance with all applicable laws, rules and regulations, prompt internal reporting of violations of the Code and accountability for adherence to the Code.  You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 2005 5th Avenue, Suite 200, Seattle, Washington, 98121 or by calling (206) 448-0884.  In addition, the Code of Business Conduct and Ethics was filed with the SEC as an exhibit to our Form 10-K for the year ended December 31, 2008, and is available on our website at www.soundcb.com under “Investor Relations – Governance.”

Board Leadership Structure and Risk Oversight

As noted above, the positions of Board Chairman and of President and Chief Executive Officer are held by two persons.  This has been the case since 1990, when the Bank was still chartered as a credit union.  The Board believes this structure is appropriate for the Company and the Bank because it creates a segregation between management by the executive management and oversight of management by the Board of Directors, led by the Chairman.  The Board of Directors is responsible for consideration and oversight of risks facing the Company and the Bank and is responsible for ensuring that material risks are identified and managed appropriately.  The Audit Committee meets no less than quarterly with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures.  Directors also serve on various committees that focus on major areas of risk in the Company and the Bank that include but are not limited to loans, investments and compensation. Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee reports to the full Board of Directors.

Committees of the Board of Directors

The Board of Directors of Sound Financial has established a number of committees that are responsible for different aspects of its operations.  During the year ended December 31, 2010, no director of Sound Financial attended fewer than 75% of the total meetings of the committees on which the director served during this period.

Audit Committee.  The Audit Committee operates under a formal written charter adopted by the Board of Directors.  The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to Sound Financial specified by its Board of Directors.  The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.  The Audit Committee Report is included in this Proxy Statement.  The Audit Committee is comprised of Directors Riojas (chair), Carney, Haddad and Jones, each of whom is “independent” as that term is defined for audit committee members in the Nasdaq Rules.  The board of directors has determined that Director Jones is an “audit committee financial expert” as defined in Item 407(e) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the financial literacy requirements under the Nasdaq listing standards.  The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis.  The Audit Committee met ten times during 2010.  The Audit Committee of Sound Financial also serves as the audit committee of the Bank.

Compensation Committee.  The Compensation Committee operates under a formal written charter adopted by the Board of Directors.  The Compensation Committee is responsible for: (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers and key employees; (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board; and (iii) reviewing and recommending new compensation plans, policies and programs.  The Compensation Committee also recommends to the Board of Directors any changes in the compensation structure for non-employee directors.  The Compensation Committee does not designate its authority to any one of its members or any other person, however, Ms. Stewart does make recommendations to the Committee for all compensation, except her own.  The Compensation Committee is comprised of Directors Sweeney (chair), Myers and McMullen, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules.  The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis.    The Compensation Committee met seven times during 2010.  The Compensation Committee of Sound Financial also serves as the compensation committee of the Bank.

Nominating Committee.  The Nominating Committee of Sound Financial is comprised of Directors Haddad (chair), Myers and Sweeney, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules.  The Nominating Committee is scheduled to meet at least once a year and on an as-needed basis.  The Nominating Committee met once during 2010.  The Nominating Committee operates under a formal written charter adopted by the Board of Directors.  The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the meeting identified in this Proxy Statement were recommended to the Board by the Nominating Committee.  The Nominating Committee has the following responsibilities under its charter:

·	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

·
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the our charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: (i) business experience, education, integrity, reputation, independence, conflicts of interest, diversity, and age; (ii) number of other directorships and commitments (including charitable obligations); (iii) tenure on the Board; (iv) attendance at Board and committee meetings: (v) stock ownership; (vi) specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy); (vii) a commitment to the Company’s communities and shared values; and (viii) overall experience in the context of the needs of the Board as a whole;

·	consider and evaluate nominations from shareholders using the same criteria as all other nominations;

·	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

·	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 13 of the Company’s bylaws.  In general, to be timely, a shareholder’s notice must be received by the Company not less than five days prior to the annual meeting; however, if the Nominating Committee does not post its nominations at least 20 days before the meeting, a shareholder may make a nomination at the meeting.  Any shareholder’s nomination must provide the following:

·
as to each person whom a shareholder proposes to nominate for election as a director: all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

·
as to the shareholder giving the notice: the name and address of the shareholder as they appear on the Company’s books and the number of shares of the Company’s common stock beneficially owned by the shareholder.

This description is a summary of our nominating process.  Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws.  During 2009, the Nominating Committee received no shareholder nominations.

Committee Charters.  The charters of the Audit, Compensation and Nominating Committees are posted on our website at www.soundcb.com under “Investor Relations – Governance Documents.”

EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT

Executive Officers of the Company and the Bank

The executive officers of Sound Financial are appointed annually by the board of directors and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.  The following individuals are executive officers of Sound Financial and hold the offices set forth below opposite their names.

Name	Position

Laura Lee Stewart	President and Chief Executive Officer
Matthew P. Deines	Executive Vice President and Chief Financial Officer
Patricia Floyd	Senior Vice President and Secretary

The following individuals are executive officers of the Bank and hold the offices set forth below opposite their names.

Name	Age(1)	Position

Laura Lee Stewart	61	President and Chief Executive Officer
Matthew P. Deines	37	Executive Vice President and Chief Financial Officer
Matthew F. Moran	47	Senior Vice President and Chief Credit Officer
Marlene L. Price	46	Senior Vice President and Lending Manager
Patricia Floyd	63	Senior Vice President – Human Resources
_________________________
(1) As of December 31, 2010.

Each of the executive officers of the Bank is appointed annually by the board of directors of the Bank.  The business experience for at least the past five years for each of the executive officers of the Company and the Bank is set forth below, except for Ms. Stewart, whose experience is set forth at “Election of Directors – Business Experience of Directors.”

Matthew P. Deines.  Mr. Deines has served as Chief Financial Officer of the Bank since 2002 and was promoted to Executive Vice President in January 2005.  Mr. Deines was the Principal Accounting Officer for Sound Financial Inc.’s initial public offering in January 2008.  He also was integral to the process of converting from a credit union to a mutual savings bank in May 2003. Mr. Deines currently is responsible for management of the Accounting, Financial Reporting, Operations and Information Technology functions of the Bank and is the Chair of the Bank’s Asset-Liability Management Committee.  Previously, he managed Collections, the Call Center and Marketing. Prior to joining the Bank, Mr. Deines was an Audit Supervisor with McGladrey and Pullen, LLP and received his Washington CPA certificate in 2000.  Mr. Deines received a Bachelor’s of Science Degree in Accounting from Loyola Marymount University in 1996.  He received a Masters of Business Administration from the University of Washington in 2010.

Patricia Floyd.  Ms. Floyd is Senior Vice President – Human Resources of the Bank.  Prior to being appointed to that position in 2002, she was a human resources official for the Shanghai American School from 1988 to 2001.  Prior to that, she held various positions at the Bank when it was a credit union, including Marketing Manager, since 1986.

Matthew F. Moran.  Mr. Moran is Executive Vice President and Chief Credit Officer responsible for all aspects of our commercial and retail lending activity.  Mr. Moran joined the Bank in May 2007.  Prior to that, he was a Senior Examiner with the OTS for one year.  From 2004 to 2006, he was Vice President - Commercial Credit for Inland NW Bank.  From 2001 to 2004, he was Vice President and Team Leader SE Washington of Community Bancshares, a $350MM community bank where he was responsible for all new credit development in SE Washington.  Mr. Moran brings more than 20 years of banking experience to the Bank, including five years with First National Bank of Omaha as the Asset/Liability Manager for the consolidated entities under First National Nebraska, Inc. a $10 billion dollar bank holding company.  Prior to that, Mr. Moran spent six years as a National Bank Examiner with the Comptroller of the Currency, where in addition to his Safety and Soundness responsibilities he also served as a specialist in the Large Bank Capital Markets Examination Program.  In 2010, Mr. Moran graduated from the Pacific Coast Banking School, which is affiliated with the Graduate School of Business of the University of Washington.

Marlene L. Price.  Ms. Price has served as Senior Vice President and Lending Manager of the Bank responsible for all aspects of residential real estate and consumer lending since 1997.  She oversees all of the retail lending functions.  Ms. Price has been employed with the Bank, including when it was a credit union, since 1996 in various positions, including branch banking.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

The Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them.  Except for loans to those persons, which are governed by a separate policy, these transactions are subject to the review and approval of the Audit Committee of Sound Financial.  Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000, during 2010.  The Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Except as provided below, loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.  Business loans to directors, executive officers and their related persons are not made with preferential rates or terms.  Personal loans, including residential mortgage loans, to those individuals may be made with preferential rates under applicable federal law, so long as those preferential rates are the same as those available to all non-officer employees of the Bank.  When the director or executive officer leaves the Bank, these preferential rates return to market rates and terms in effect at the time of origination.  All loans to current directors and executive officers and their related persons totaled approximately $5.7 million at December 31, 2010, and were performing in accordance with their terms at that date.  The following table reflects loans to directors and executive officers who, during 2010, had aggregate indebtedness to the Bank that exceeded $120,000 at below rates available to the general public.

Name	Type of Loan	Rate Discount	Largest Principal Balance in 2010	Principal Balance at December 31, 2010(1)
Laura Lee Stewart	First Mortgage	(2)	$450,117	$438,826
Matthew P. Deines	First Mortgage	(2)	432,374	422,114
Matthew M. Moran	First Mortgage	(2)	422,979	413,867
Marlene L. Price	Second Mortgage	1%	16,434	15,963
Patricia Floyd	First Mortgage	(2)	494,864	488,250
	Land Loan	1%	74,250	74,250
Tyler Myers	First Mortgage	(2)	556,969	544,764
David Haddad	First Mortgage	(2)	459,291	453,320
Robert Carney	First Mortgage	(2)	275,632	269,851
Debra Jones	First Mortgage	(2)	618,768	606,973
James E. Sweeney	First Mortgage	(2)	539,976	517,873

Footnotes continued on next page.

(1)	At year-end, a former executive officer who left the Company in early 2011 had a first mortgage with a principal balance of $704,034 with the same rate discount until he left the Bank.
(2)
Preferential rates are the Bank’s average cost of funds for the prior twelve months, plus 100 basis points (rounded to the nearest 1/8%), rather than a percentage discount from the current market rate generally available to our customers, which is based on a treasury-based index.  The preferential rates for these nine loans at origination were made at discounts of .25% to .50% of the fully indexed rate available to our customers on that same date.

EXECUTIVE COMPENSATION

We use a combination of salary, incentive and deferred bonuses, stock option and restricted stock awards and other employee benefits to attract and retain qualified persons to serve as executive officers of Sound Financial and the Bank.  We currently provide health and welfare benefits to our employees, including hospitalization, comprehensive medical insurance, life and long-term disability insurance, subject to certain deductibles and copayments by employees.  Senior managers, including all of the executive officers, receive additional executive medical benefits.  The Bank also provides certain retirement benefits.   In setting compensation for executive officers, the Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each person’s position, taking into account the complexity of our business.  The Compensation Committee establishes executive officer compensation annually.

The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 2010 and 2009, to the President and Chief Executive Officer of the Bank and the two next highest compensated executive officers of the Bank, whose total compensation for 2010 exceeded $100,000.  We will use the term “named executive officers” in this Proxy Statement to refer to the persons listed in this table.

2010 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Stock Awards			Option Awards			Non-Equity Incentive Plan Compensation		All Other Compensation(3)			Total

Laura Lee Stewart President, Chief Executive Officer and Director	2010 2009	$ $	269,025 269,025	$	--- 70,193	(1)	$	--- 54,986	(2)	$ $	90,454 39,257	$ $	187,124 149,209	(4)	$ $	546,603 582,670
Matthew P. Deines Executive Vice President and Chief Financial Officer	2010 2009	$ $	151,083 144,026	$	--- 52,185	(1)	$	--- 42,455	(2)	$ $	50,623 20,467	$ $	25,467 25,055	(4)	$ $	227,173 284,188
Matthew F. Moran Executive Vice President and Chief Credit Officer	2010 2009	$ $	140,052 $133,954	$	--- 37,485	(1)	$	--- 33,248	(2)	$ $	47,077 $19,036	$ $	21,142 21,998	(4)	$ $	208,271 172,029
___________________________
(1)
Reflects the aggregate grant date fair value of the 2009 restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in calculating these amounts are included in Note 11 to the Consolidated Financial Statements contained in our Annual Report to Shareholders and our 2009 annual report on Form 10-K filed on March 31, 2010.

Footnotes continued on next page.

(2)
Reflects the aggregate grant date fair value of the 2009 stock options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in calculating these amounts are included in Note 11 to the Consolidated Financial Statements contained in our Annual Report to Shareholders and our 2009 annual report on Form 10-K filed on March 31, 2010.

(3)	No executive officer received personal benefits or perquisites exceeding $10,000 in the aggregate.

(4)	The amounts included in this column for the year ended December 31, 2010, consist of the following:
Form of Compensation	Laura Lee Stewart	Matthew P. Deines		Matthew F. Moran

401(k) Contribution	$5,325	$	---	$2,223
Interest in deferred compensation account	2,400		---	100
Payment for Accrued Vacation(a)	17,590		9,022	6,069
Payment for Executive Medical Benefits	3,125		6,591	6,591
Life Insurance Premiums(b)	1,249		920	856
Accrued Under SERP	142,104		---	---
ESOP Allocation	11,044		8,721	5,150
Dividends on Non-Vested Restricted Stock	287		213	153
Matching Charitable Contribution(c)	4,000		---	---
Total	$187,124		$25,467	$21,142

(a)	The Bank has a policy that all vacation earned and not used by an employee during the year be paid to the employee in cash.
(b)	This reflects the premiums the Bank paid in 2009 for term life insurance paid by the Bank on behalf of the officers.
(c)
The Bank has a policy to match up to $4,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information for each named executive officer concerning stock options and restricted stock held at December 31, 2010.

	Options Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	Exercisable	Unexercisable
Laura Lee Stewart	2,150	8,600	$7.35	01/27/2019	7,640	$36,372(3)
	2,150	8,600	$8.50	01/27/2019
Matthew P. Deines	1,680	6,720	$7.35	01/27/2019	5,680	$27,264(3)
	1,680	6,720	$8.50	01/27/2019
Matthew F. Moran	1,300	5,200	$7.35	01/27/2019	4,080	$19,584(3)
	1,300	5,200	$8.50	01/27/2019
________________________
1.	All the stock options vest in 20% annual installments over the five years following the January 27, 2009 grant date.
2.	All the restricted stock awards vest in 20% annual installments over the five years following the January 27, 2009 grant date.
3.	Value is based on the $4.80 closing price of a share of our common stock on the last trading day of 2010.

Employment Agreements

The Bank has entered into an employment agreement with Ms. Stewart, which has a three-year term with continuing annual one-year extensions, subject to approval by the board of directors of the Bank.  The effective date of this agreement was January 1, 2007.  Ms. Stewart’s base salary in 2011 is $269,025.  The amount of her annual base salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions; participation in any stock-based compensation plans; supplemental executive retirement plan approved by the board of directors; and participation in any other retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate.  Ms. Stewart also is entitled to expense reimbursement, professional and educational dues, expenses for programs related to the Bank operations, including travel costs.  Under the employment agreement, if Ms. Stewart’s employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to her salary for the remaining term of the agreement and continued eligibility under the health benefit programs for executive officers.  The employment agreement includes an agreement not to compete with the Bank and the Company in the delivery of financial services for a period of 18 months following termination of employment.   The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.

The Bank has entered into an employment agreements with Messrs. Deines and Moran, which have a two-year term with continuing annual one-year extensions, subject to approval by the board of directors of the Bank.  The effective date of these agreements was November 1, 2009.  Messrs. Deines’ and Moran’s base salaries in 2011 are $160,200 and $149,600, respectively.  The amount of their annual base salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions, participation in any bonus plans approved by the board of directors and participation in any other retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate.  Messrs. Deines and Moran also are entitled to expense reimbursement, professional and educational dues, expenses for programs related to the Bank operations, including travel costs.  Under the employment agreement, if either officer’s employment is terminated for any reason other than cause, death, retirement, or disability, or if either officer resigns following certain events such as relocation or demotion, he will be entitled to his then-current salary for the remaining term of the agreement and continued eligibility under the health and insurance benefit programs for executive officers.  The employment agreement includes an agreement not to compete with the Bank and the Company in the delivery of financial services for the period during which the officer receives post-termination payments under the agreement.   The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.

Annual Bonus Plans

Our named executive officers participate in an annual incentive bonus plan (“Annual Bonus Plan”), which provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of pre-established performance goals established by the board of directors.  Under the Annual Bonus Plan, prior to the earnings override discussed below, Ms. Stewart, Mr. Deines and Mr. Moran are entitled to receive a maximum bonus of up to 33% respectively, of their base salary, depending on how actual performance compares with quantitative and qualitative goals established by the Compensation Committee.  The performance goals under the Annual Bonus Plan are the same for all participants and are based on overall corporate performance.  The quantitative goals include performance factors relating to asset size, capital level, delinquency ratio, return on assets and equity, levels of non-interest income and non-interest expense, net interest margin, charge-offs and the size of the loan portfolio.  The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations.  Participants earn credits for the quantitative factors, based on the level of importance assigned to each factor and the actual level of performance compared to the targeted goals set for each factor.  Participants also earn credits for accomplishing the qualitative goals established by the Committee.  Ms. Stewart’s bonus is based 50% on meeting qualitative goals and 50% on meeting quantitative goals, while Mr. Deines’ and Mr. Moran’s bonuses are based 40% on meeting qualitative goals and 60% on meeting quantitative goals.  Each individual’s bonus level based on meeting the qualitative and quantitative goals is subject to an earnings override.  The Board of Directors establishes a target net earnings level.  To the extent actual net earnings is below or above that target, the bonus level may be decreased or increased by up to 50%.  With a possible 50% increase from the earnings override, Ms. Stewart’s, Mr. Deines’ and Mr. Moran’s maximum bonus under this plan is increased to 49.5%, of their base salary.  For the year ended December 31, 2010, Ms. Stewart, Mr. Deines and Mr. Moran earned, respectively, 96.7%, 96.3% and 96.3% of the bonus credits available under their plan for the year.  As a result of these earned bonus credits, Ms. Stewart, Mr. Deines and Mr. Moran earned bonuses of 31.9%, 31.8% and 31.8% of base salary, which were increased by 5.4% as a result of the earnings override, resulting in final bonuses of 33.6%, 33.5% and 33.5% of base salary.

Deferred Bonus Plan

The Company used to provide deferred cash bonuses to senior management, including the named executive officers based on the same performance goals, multiples and earnings override used in the Annual Cash Bonus Plan, except that the maximum percentage of salary available for meeting the incentive goals was less.  Ms. Stewart ceased receiving bonuses under this plan after 2007 when her supplemental retirement plan was put in place.  Mr. Deines and Mr. Moran ceased receiving bonuses under this plan after 2008, when the plan was terminated going forward in February 2009.  At the time the plan was terminated, Mr. Deines had no deferred account balance, and the deferred account balances for Ms. Stewart and Mr. Moran were $99,000 and $6,700, respectively.  The deferred account balances for each participant continues to earn interest at our one-year time deposit rate, which is below the applicable IRS imputed interest rate.  Payments begin at the later of the participant reaching age 65 or experiencing a separation of service from the Bank, and they are paid out in equal monthly installments over 10 years.  Earlier payout is provided for in case of death or disability.  Each participant is an unsecured creditor of the Bank until all deferred funds are distributed.  For the year ended December 31, 2010, Ms. Stewart and Mr. Moran earned $2,400 and $100, respectively, on his or her deferred account balance.

Supplemental Executive Retirement Plan

Effective in 2007, the Board of Directors adopted a supplemental executive retirement plan (“SERP”) for Ms. Stewart to provide her with additional retirement income of $121,307 per year from age 66, for the rest of her life.  These payments are subject to a non-compete clause for the first 24 months after retirement.  The SERP is an unfunded, non-contributory defined benefit plan evidenced by an Executive Long Term Compensation Agreement between Ms. Stewart and the Bank.  Under GAAP, we are required to accrue an amount towards this obligation every year.  SERP accruals of $142,000 and $154,000 were recorded, respectively, for the years ended December 31, 2010 and 2009.  If Ms. Stewart voluntarily leaves the Bank before age 66, she receives no benefit under the SERP.  The SERP also provides for earlier payments in the event of death or disability.  In the event of an involuntary termination of Ms. Stewart without cause or a change in control of the Bank, Ms. Stewart is entitled immediately to the accrued liability under the SERP (with any applicable cutback for payments after a change in control as required by Section 280G of  the Internal Revenue Code).  If Ms Stewart had been entitled to this accrued liability as of December 31, 2010, she would have received a lump sum payment of $556,000.  The cost of the benefits payable to Ms. Stewart under the SERP is expected to be offset by the earnings on bank-owned life insurance purchased by the Bank.  Ms. Stewart has no direct interest in these insurance policies and is a general unsecured creditor with respect to payments owed under the SERP.

Equity Incentive Plans

In November 2008, our shareholders approved the Sound Financial, Inc. 2008 Equity Incentive Plan that provides for the grant or award of stock options, stock appreciations rights, restricted stock and restricted stock units to the directors, advisory directors, officers and other employees of the Company and the Bank.  Under the plan, the Compensation Committee may grant stock options and stock appreciation rights that, upon exercise, result in the issuance of 144,455 shares of the Company’s common stock.  Under the plan, the Compensation Committee may grant restricted stock and restricted stock units for an aggregate of 57,782 shares of the Company’s common stock.  The Compensation Committee administers this plan, determines employee eligibility, grants awards and sets the terms of awards.  Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to the success and growth of the Company.  The exercise price of options awarded must be no less than the fair market value of a share of the Company’s common stock on the date of grant.  This plan will be in place for 10 years and all awards under the plan may not have a term in excess of 10 years.

On January 27, 2009, the Compensation Committee awarded 9,550, 7,100 and 5,100 shares of restricted stock, respectively, to Ms. Stewart, Mr. Deines and Mr. Moran.  On that same date, it granted 21,500, 16,600 and 13,000 stock options, respectively, to Ms. Stewart, Mr. Deines and Mr. Moran.  The stock options are exercisable for 10 years from the date of grant, subject to vesting.  One half of the stock options granted were at an exercise price of $7.35 per share, which was the fair market value of the Company’s stock on the date of grant, and the remaining options were granted at an exercise price of $8.50 per share.  Both the restricted stock awards and stock options vest in 20% annual installments over the five years following the grant date.  The vesting accelerates in the event of the director’s death or disability or a change in control of the Company or the Bank.  In the event of a termination of service, all non-vested awards would be canceled and the exercise period on the remaining awards would be reduced to three months.

Other Benefits

We established an ESOP for employees of Sound Financial and the Bank in connection with our public offering.  The ESOP purchased 115,560 shares of common stock in the offering with funds borrowed from Sound Financial.  Shares purchased by the ESOP with the proceeds of that loan will be held in a suspense account and released to participants’ accounts as debt service payments are made.  Shares released from the ESOP are allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s eligible compensation to the total eligible compensation of all eligible ESOP participants.  Benefits are payable upon retirement or other separation from service, or upon termination of the plan.  As of March 31, 2011, 23,112 shares in the ESOP were allocated to officers and other employees.

Medical premiums for senior managers, including all named executive officers, are 100% paid by the Bank.  In addition, these individuals receive $1,000 a year to cover co-payments and other uncovered medical expenses under the comprehensive medical plan.

We offer a qualified, tax-exempt retirement plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”).  We currently match each 401(k) contribution (other than catch-up contributions) in an amount equal to 50% of the participant’s 401(k) deferrals for the year up to 7% of their salary.  We may make a discretionary profit sharing contribution under the 401(k) Plan, though no such contribution was made in 2009.  The last profit sharing contribution to the 401(k) plan was made in 2004, and this benefit has been eliminated because of the allocations under the employee stock ownership plan.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding the incorporation by reference of this Proxy Statement into any such filing

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations.  Moss Adams, LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon.  As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

The Audit Committee of Sound Financial, in its oversight responsibility, reviews the services performed by Sound Financial’s independent auditors and our policies and procedures for the engagement of independent auditors.  The Audit Committee also discussed with Sound Financial’s independent auditors the overall scope and plans for the audit.  The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Sound Financial’s internal controls and the overall quality of Sound Financial’s financial reporting.  The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent registered public accounting firm.  These fees are described under “Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm” below

The Audit Committee received and reviewed the report of Moss Adams, LLP, regarding the results of their audit of the Company’s 2010 financial statements.  We also reviewed and discussed the audited financial statements with Company management.

The members of the Audit Committee discussed with a representative of Moss Adams, LLP, the independence of the accounting firm from the Company, including the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) and the written disclosures.  In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s independent registered public accounting firm, we carefully reviewed the policies and procedures for the engagement of the independent registered public accounting firm.  We also discussed with the Company’s internal and independent registered public accounting firm the overall scope and plans for their respective audits.  We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Company’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each officer filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Rogelio Riojas, Chairman
Robert F. Carney
David S. Haddad, Jr.
Debra Jones

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Firm

During the fiscal years ended December 31, 2010 and 2009, Moss Adams, LLP (“Moss Adams”) provided various audit and non-audit services to the Company and the Bank.  These services included:  (1) the audit of the Company’s and the Bank’s annual financial statements and review of financial statements included in the Company’s filings with the SEC; (2) consultation on accounting matters; (3) tax advice and tax consultations; and (4) other professional services.

Our Audit Committee has appointed Moss Adams, LLP, as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2011.  In making its determination to appoint Moss Adams as the Company’s independent registered public accounting firm for the 2011 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Moss Adams, other than audit services, is compatible with maintaining the independence of the outside accountants.

Our shareholders are asked to ratify this appointment at the annual meeting.  If the appointment of Moss Adams is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Moss Adams.

In the event our shareholders fail to ratify the selection of Moss Adams, LLP, the Audit Committee will consider it as a direction to consider selecting other auditors for the subsequent fiscal year.  Even if the selection of Moss Adams, LLP is ratified, the Audit Committee of our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interest of our company and our shareholders.  A representative of Moss Adams is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the ratification of the appointment of Moss Adams, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

Payment of Audit Fees

The aggregate fees billed to the Company by Moss Adams, LLP, and its affiliates for the fiscal years ended December 31, 2010 and 2009 were as follows:

	Year Ended December 31,
	2010	2009
Audit Fees(1)	$136,500	$139,000
Audit Related Fees	---	---
Tax Fees(2)	---	8,000
All Other Fees	4,450	---
_________________
(1)	Includes fees related to review of financial information in our SEC filings.
(2)	Primarily for tax compliance, tax advice and tax return preparation services.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, electronic mail, telephone or other form of communication, without additional compensation.

Shareholder Proposals for 2012 Annual Meeting

In order to be eligible for inclusion in Sound Financial’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received in writing at Sound Financial’s main office at 2005 5th Avenue, Suite 200, Seattle, Washington 98121, no later than December 25, 2011.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended and to the Company’s Charter and Bylaws.

If a shareholder proposal does not meet the above requirements for inclusion in the Corporation’s proxy materials, it may still be considered for presentation at the 2012 annual meeting, if it is received in writing at the Corporation’s main office no later than five days before the date of the meeting.  The persons named in the enclosed form of proxy will have the discretion to vote on any such submitted proposal in accordance with their best judgment.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY
SOUND FINANCIAL, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE
ANNUAL MEETING OF SHAREHOLDERS MAY 25, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	The election of David S. Haddad, Jr. and Milton L. McMullen as directors of Sound Financial, Inc., each for a term of three years.	For ☐	Withhold ☐	For All Except ☐
     The undersigned hereby appoints the members of the Board of Directors of Sound Financial, Inc. and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Sound Financial, Inc. common stock held of record by the undersigned at the close of business on March 31, 2011, at the annual meeting of shareholders, to be held on Wednesday, May 25, 2011, and at any and all adjournments or postponements thereof.  The Board of Directors recommends a vote "FOR" each of the listed proposals.
	INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the box "For All Except" and write the nominee’s name in the space provided below.
Sound Financial, Inc. Proxy Statement, Annual Report and electronic Proxy Card and instructions for Internet and telephone voting are available at http://www.cfpproxy.com/6406.	2.	The ratification of the appointment of Moss Adams, LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2011.	For ☐	Against ☐	Abstain ☐
		THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY

OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                                                    _________________________
Please be sure to sign and date          Date:
this Proxy in the box below

________ Shareholder sign above _____ Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Should a director nominee be unable to serve as a director, an event that Sound Financial, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Sound Financial, Inc. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of Sound Financial, Inc. common stock, or by attending the annual meeting and voting in person.  Attendance at the annual meeting will not in itself constitute the revocation of a proxy.  If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

By signing this proxy, I (we) acknowledge the prior online delivery by or hard copy receipt from Sound Financial, Inc., of the Notice of Annual Meeting of Shareholders to be Held May 25, 2011 and of Internet Availability of Proxy Materials, a Proxy Statement dated April 14, 2011 and Sound Financial, Inc.'s Annual Report to Shareholders for the fiscal year ended December 31, 2010.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2011
AND OF INTERNET AVAILABILITY OF PROXY MATERIALS

April 14, 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2011.
Dear Fellow Shareholder:
    The 2011 Annual Shareholders Meeting for Sound Financial, Inc. (the “Company”) will be held at 2:30 p.m., Pacific time, on May 25, 2011, at main office of the Company located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.  The Annual Meeting is for the purpose of considering and acting upon:
    1. the election of two directors of the Company;
    2. the ratification of the appointment of Moss Adams, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other such business.  Shareholders of record at the close of business on March 31, 2011 are the shareholders entitled to vote at the Annual Meeting.
    Your Board of Directors recommends a vote “FOR” Proposals 1 and 2.
    You may access the following proxy materials on the Internet at http://www.cfpproxy.com/6406: (i) Notice of Annual Meeting of Shareholders, (ii) the Proxy Statement for the Annual Meeting; (iii) the 2010 Annual Report to Shareholders; and (iv) Electronic Proxy Card.
    You may must request that a paper copy of these proxy materials be mailed to you free of charge at any time by having your Shareholder Control Number, which is printed at the bottom of this Notice, at hand and:
•  going to our annual meeting website at http://www.cfpproxy.com/6406, calling the toll-free number noted there and follow the instructions for obtaining a paper copy (please provide your Shareholder
   Control Number, which is printed at the bottom of this Notice);
•  sending an email to fulfillment@rtco.com and inserting your Shareholder Control Number in the subject line; or
•  making your request online at http://www.cfpproxy.com/6406 and inserting your Shareholder Control
   Number when prompted.

This communication is not a form for voting and presents only an overview of the complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of Annual Meeting, Proxy Statement, 2010 Annual Report to Shareholders and Proxy Card are available at http://www.cfpproxy.com/6406.

In order to receive a paper copy of the proxy materials, free of charge, you must request it.  Please make your request for a paper copy of the proxy materials as instructed in this notice on or before May 14, 2011 to facilitate timely delivery.

    You will have the opportunity to make your request for paper copies apply to all future annual shareholder meetings (which you may later revoke at any time) or only for the 2011 Annual Shareholders Meeting.
    You may vote by Internet, by phone, by mail or in person.  If you wish to vote by Internet or phone, use our http://www.cfpproxy.com/6406 web address and follow the instructions for on-line or telephone voting.  You will need your Shareholder Control Number to vote by Internet or phone.  No other personal information will be required in order to vote by Internet or phone.  Internet and phone voting will be cut off at 3:00 a.m. Eastern Time on May 25, 2011.  If you wish to vote by mail, request a paper copy of the proxy card in accordance with the instructions above, which we can send 10 calendar days after the date of this notice, cast your vote on the proxy card, sign the proxy card and return it in the business reply envelope sent to you with the card.  If you wish to vote in person at the Annual Meeting, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Sound Financial, Inc. common stock as of the close of business on the record date.  For directions to the meeting, please call Sara Blake at 206-448-0884, extension 311.
    We ask that you cast your vote promptly.  Thank you for your continued support!

Shareholder Control Number